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Exhibit 5         Opinion of Muldoon Murphy Faucette & Aguggia LLP





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                               May 10, 2004


Board of Directors
Woronoco Bancorp, Inc.
31 Court Street
Westfield, Massachusetts 01085

         Re:      Woronoco Bancorp, Inc. 2004 Equity Compensation Plan

Ladies and Gentlemen:

         We have been requested by Woronoco Bancorp, Inc., a Delaware corporation (the "Company"), to provide our opinion in connection with the registration of 70,000 shares of the Company's common stock, $.01 par value, on Form S-8 under the Securities Act of 1933. The registration covers 70,000 shares of Company common stock that may be issued as awards of restricted stock or upon the exercise of stock options to be granted under the Woronoco Bancorp, Inc. 2004 Equity Compensation Plan (the "Plan").

         We have made such legal and factual examinations and inquiries as we have deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed and have not verified: (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals;
(iii) the conformity with the originals of all documents supplied to us as copies; and (iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or its subsidiary, Woronoco Savings Bank.

         Based on the foregoing and limited in all respects to Delaware law, it is our opinion that the shares reserved for issuance under the Plan are duly authorized. With respect to the shares of Company common stock issuable upon the exercise of stock options to be granted under the Plan, upon payment for and issuance of the common stock upon exercise of stock options, the shares will be validly issued, fully paid and nonassessable. Further, with respect to the awards of restricted stock under the Plan, upon issuance of such shares of Company common stock in the manner described in the Plan, those shares will be validly issued, fully paid and nonassessable.




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Board of Directors
Woronoco Bancorp, Inc.
May 10, 2004
Page 2


         The following provisions of the Company's Certificate of Incorporation may not be given effect by a court applying Delaware law, but in our opinion the failure to give effect to such provisions will not affect the duly authorized, validly issued, fully paid and nonassessable status of the Company's common stock:

         (a) Subsections C.3 and C.6 of Article FOURTH and Section D of Article EIGHTH, which grant the Board the authority to construe and apply the provisions of those Articles, subsection C.4 of Article FOURTH, to the extent that subsection obligates any person to provide to the Board the information such subsection authorizes the Board to demand, and the provision of subsection C.7 of Article EIGHTH authorizing the Board to determine the Fair Market Value of property offered or paid for the Company's stock by an Interested Stockholder, in each case to the extent, if any, that a court applying Delaware law were to impose equitable limitations upon such authority; and

         (b) Article NINTH, which authorizes the Board to consider the effect of any offer to acquire the Company on constituencies other than stockholders in evaluating any such offer.

         This opinion is rendered to you solely for your benefit in connection with the issuance of the shares of Company common stock as described above. This opinion may not be relied upon by any other person or for any other purpose, and it should not be quoted in whole or in part or otherwise referred to or be furnished to any governmental agency (other than the Securities and Exchange Commission in connection with the aforementioned Registration Statement on Form S-8 in which this opinion is contained) or any other person or entity without the prior written consent of this firm.

         We note that, although certain portions of the Registration Statement on Form S-8 (the financial statements and schedules) have been included therein (through incorporation by reference) on the authority of "experts" within the meaning of the Securities Act, we are not experts with respect to any portion of the Registration Statement, including without limitation, to the financial statements or schedules or the other financial information or data included therein.

         We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement on Form S-8.

                                Very truly yours,




                                /s/MULDOON MURPHY FAUCETTE & AGUGGIA LLP